Exhibit 10.2

AMENDMENT NO. 1

This Amendment No. 1 (this "Amendment") is executed as of November 1, 2019, between TCG Industrial Shiloh LLC, a Delaware limited liability company ("Landlord"), and Inogen, Inc., a  Delaware corporation ("Tenant"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated August 29, 2019 (the "Lease").  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Initial Premises, consisting of approximately 53,603 square feet of leaseable area, and the Must Take Space, consisting of approximately 100,494 square feet of leaseable area (the "Premises") in the Building located at 600 Shiloh Road, Plano, Texas 75704. Landlord and Tenant desire to amend the Section 1.1(m) of the Lease to clarify the Base Rent table for the Must Take Space, in accordance with the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.Base Rent for Must Take Space.  The Base Rent table for the Must Take Space included in Section 1.1(m) of the Lease is hereby deleted and replaced with the following:

“Must Take Space:

Months of Lease Term	Base Rent/Month
Prior to the Must Take Date	N/A+
Must Take Date – 18	$75,108.80+**
19 – 30	$76,986.52
31 – 42	$78,911.18
43 – 54	$80,883.96
55 – 66	$82,906.06
67 – 78	$84,978.71
79 – 90	$87,103.18
91 – 102	$89,280.76
103 – 114	$91,512.78
115 – 126	$93,800.60
127 – 132	$96,145.61

+Base Rent for the Must Take Space shall commence on the Must Take Date (subject to adjustment as provided in Section 1.1(k)).

**Base Rent for the Must Take Space for the period commencing on the Must Take Date and ending six (6) months thereafter will be conditionally abated in accordance with Section 30.16.”

2.Brokerage.  Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

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3.Prohibited Persons and Transactions.  Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

4.Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (1) the Lease is and remains in good standing and in full force and effect and (2) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5.Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.  This Amendment shall be governed by the laws of the State in which the Premises is located.

6.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of the date first written above.

LANDLORD:

TCG INDUSTRIAL SHILOH LLC,

a Delaware limited liability company

By:	/s/ Peter Walter
Name:	Peter Walter
Title:	Authorized Signatory

TENANT:

INOGEN, INC.,

a Delaware corporation

By:	/s/ Alison Bauerlein
Name:	Alison Bauerlein
Title:	CFO

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